UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 565-3861

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on April 6, 2020, Inspired Entertainment, Inc., a Delaware corporation (“Inspired”), entered into an Extended Grace Period Letter Agreement (the “April Amendment”) and, on June 15, 2020, entered into a subsequent letter agreement (the “First June Amendment”), in each case, to the Senior Facilities Agreement, dated as of September 27, 2019 (the “SFA”), by and among Inspired, Gaming Acquisitions Limited, Nomura International plc, Macquarie Corporate Holdings Pty Limited (UK Branch), certain lenders named therein, Lucid Agency Services Limited, as agent, and Lucid Trustee Services Limited. Among other things, the April Amendment and the First June Amendment (i) increased the grace period applicable to payment defaults for non-payment of interest with respect to certain interest payments that became due on April 1, 2020 from three business days to June 22, 2020 and (ii) contemplated a restatement of the SFA to reflect terms identified in the First June Amendment.

Additional June Amendments

On June 22, 2020, Inspired and Lucid Agency Services Limited, as agent under the SFA, entered into a letter agreement (the “Second June Amendment”), which further extended the Extended Grace Period (as defined in the April Agreement) to the earlier of 5:00 p.m. (London time) on June 24, 2020 and the date on which certain amendments to the SFA become effective. The terms of the Second June Amendment are otherwise the same as the terms of the First June Amendment in all material respects.

On June 24, 2020, Inspired and Lucid Agency Services Limited, as agent under the SFA, entered into a letter agreement (the “Third June Amendment”), which further extended the Extended Grace Period (as defined in the April Agreement) to the earlier of 2:00 p.m. (London time) on June 25, 2020 and the date on which certain amendments to the SFA become effective. The terms of the Third June Amendment are otherwise the same as the terms of the First June Amendment and Second June Amendment in all material respects.

The foregoing descriptions of the Second June Amendment and the Third June Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Second June Amendment and the Third June Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment and Restatement Agreement

On June 25, 2020, Inspired, certain direct and indirect subsidiaries of Inspired, Lucid Agency Services Limited as agent under the SFA, and Lucid Trustee Services Limited as security agent under the SFA and the Intercreditor Agreement (as defined in the SFA), entered into an Amendment and Restatement Agreement (the “ARA”) with respect to the SFA.

The ARA amends the SFA by, among other things, (i) capitalizing certain interest payments that fell due on April 1, 2020, (ii) resetting the leverage and capital expenditure financial covenants applicable under the SFA, removing certain rating requirements under the SFA, (iii) allowing Inspired and its subsidiaries to incur additional indebtedness under the UK Coronavirus Large Business Interruption Loan Scheme under a stand-alone facility, which may rank pari passu or junior to the facilities under the SFA, in an amount not exceeding £10,000,000, (iv) removing certain rating requirements under the SFA, (v) limiting the ability of Inspired and its subsidiaries to incur additional indebtedness, including by reducing the amount of general indebtedness Inspired and its subsidiaries are permitted to incur and removing the ability to incur senior secured, second lien and unsecured indebtedness in an amount not exceeding the aggregate of (A) an unlimited amount, as long as, pro forma for the utilization of such indebtedness, the consolidated total net leverage ratio does not exceed the lower of 3.4:1 and the then applicable ratio with respect to the consolidated total net leverage financial covenant summarized further below, plus (B) an amount equal to the greater of £16,000,000 and 25% of the consolidated pro forma EBITDA of Inspired and its subsidiaries for the relevant period (as defined in the SFA, but disregarding, for the purposes of calculating the usage of such cap, any financial indebtedness applied to refinancing other financial indebtedness, together with any related interest, fees, costs and expenses), (vi) increasing the margin applicable to the Facilities (as defined in the SFA) by 1% and adding an additional payment-in-kind margin of 0.75% payable on any principal amounts outstanding under Facility B (as defined in the SFA) after September 24, 2021 (the “Relevant Date”), (vii) adding an exit fee payable by Inspired with respect to any repayment or prepayment of Facility B after the Relevant Date at the time of such repayment or prepayment in an amount equal to 0.75% of the principal amount of Facility B being repaid or prepaid, (viii) removing any ability to carry forward or carry back any unused allowance under the capital expenditure financial covenant in the SFA and (ix) granting certain additional information rights to the lenders under the SFA, including the provision of a budget, and certain board observation rights until December 31, 2022. All other material terms of the SFA remain unchanged in all material respects and are described in Item 1.01 of the Current Report on Form 8-K filed by Inspired with the Securities and Exchange Commission on October 2, 2019, which is incorporated herein by reference.

In consideration for the amendments listed above, Inspired agreed to pay the lenders an amendment fee equal to 1% of the Total Commitments (as defined in the SFA) after giving effect to the capitalization of the interest payment described above. The amendment fee is payable to the lenders pro rata to their commitments under the SFA.

The foregoing description of the ARA does not purport to be complete and is qualified in its entirety by reference to the full text of the ARA, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships

The information set forth under “Commitment Letter” and “Certain Relationships” in Item 1.01 of the Current Report on Form 8-K filed by Inspired with the Securities and Exchange Commission on June 11, 2019 is incorporated herein by reference.

In the ordinary course of their respective businesses, certain of the agents and lenders, or their respective affiliates, under the SFA have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for Inspired and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 25, 2020, Inspired issued a press release announcing entry into the ARA. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated June 22, 2020, by and between Inspired Entertainment, Inc. and Lucid Agency Services Limited
10.2	Letter Agreement, dated June 24, 2020, by and between Inspired Entertainment, Inc. and Lucid Agency Services Limited
10.3*	Amendment and Restatement Agreement, dated June 25, 2020, by and among Inspired Entertainment, Inc., certain direct and indirect subsidiaries of Inspired Entertainment, Inc., Lucid Agency Services Limited and Lucid Trustee Services Limited
99.1	Press Release, dated June 25, 2020

*	Schedules have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2020

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman

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